UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2023

Univar Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3075 Highland Parkway, Suite 200, Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

(331) 777-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($0.01 par value)	UNVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 1, 2023 (the “Closing Date”), the acquisition of Univar Solutions Inc., a Delaware corporation (“Univar Solutions” and together with its subsidiaries, the “Company”), was completed pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of March 13, 2023 (the “Merger Agreement”), by and among Univar Solutions, Windsor Parent, L.P., a Delaware limited partnership (“Parent”), and Windsor Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of funds managed by Apollo Global Management, Inc. and a wholly owned subsidiary of the Abu Dhabi Investment Authority.

Pursuant to the Merger Agreement, Merger Sub merged with and into Univar Solutions (the “Merger”), with Univar Solutions continuing as the surviving corporation in the Merger and as an indirect wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each share of common stock, par value $0.01 per share, of Univar Solutions (the “Common Stock” and such shares, the “shares”) that was outstanding immediately prior to the Effective Time (other than (a) Cancelled Shares (as defined below), (b) Owned Company Shares (as defined below), (c) Dissenting Shares (as defined below) and (d) shares subject to time-based vesting, forfeiture or other lapse restrictions (“Restricted Share Awards”)) converted automatically into the right to receive $36.15 per share in cash, without interest, subject to any required tax withholding (the “Merger Consideration”). Additionally, at the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation.

Pursuant to the Merger Agreement, at the Effective Time, each Restricted Share Award, restricted stock unit award (“RSU Award”) other than restricted stock units subject to any performance-based vesting, forfeiture or other lapse restrictions (“PRSU Awards”), deferred stock unit award and stock option (“Option”) was cashed out based on the Merger Consideration, less any applicable withholdings (and less the exercise price, in the case of each Option). Each PRSU Award became fully vested with respect to a number of shares equal to: (a) for each such award granted in 2021, 170% of the target number of shares covered by the award, (b) for each such award granted in 2022, 150% of the target number of shares covered by the award and (c) for each such award granted on or following January 1, 2023, the target number of shares covered by such award. To the extent that a PRSU Award became vested, the PRSU Award was cashed out based on the Merger Consideration, less any applicable withholdings.

At the Effective Time, (a) each share that is owned by Univar Solutions as treasury stock or otherwise or by Parent or Merger Sub immediately prior to the Effective Time (in each case, other than any such shares held in a fiduciary, representative or other capacity on behalf of third parties) (the “Cancelled Shares”) was cancelled and ceased to exist, and no consideration was delivered in exchange therefor; (b) each share owned by any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub) or Univar Solutions (in each case, other than any such shares held in a fiduciary, representative or other capacity on behalf of third parties) (the “Owned Company Shares”) immediately prior to the Effective Time was converted into such number of shares of common stock of the surviving corporation such that the ownership percentage of any such person in the surviving corporation equalled the ownership percentage of such shares represented immediately prior to the Effective Time; and (c) each share issued and outstanding immediately prior to the Effective Time and held by stockholders who properly demanded appraisal for such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and, as of the Effective Time, complied in all respects with Section 262 of the DGCL with respect to such shares and had not waived, effectively withdrawn or lost their rights to appraisal under Delaware law with respect to such shares (the “Dissenting Shares”) was cancelled and ceased to exist, and such stockholders are only entitled to receive the fair value of such Dissenting Shares held by them in accordance with the provisions of, and as provided by, Section 262 of the DGCL. Each Dissenting Share held by stockholders who failed to perfect or who effectively waived, withdrew or otherwise lost the right to appraisal of such shares under Section 262 of the DGCL was deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration upon surrender in the manner provided for in the Merger Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, pursuant to a previously disclosed notice of redemption (as amended, supplemented or otherwise modified from time to time thereafter, the “Redemption Notices”), in connection with the consummation of the

Merger, Univar Solutions caused Univar Solutions USA Inc. (the “Issuer”) to redeem all $454,030,000 in aggregate principal amount of the 5.125% Senior Notes due 2027 (the “Notes”) under that certain Indenture, dated as of November 22, 2019 (as supplemented by that certain First Supplemental Indenture, dated as of November 22, 2019, and as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, Univar Solutions, the subsidiary guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, relating to the Notes in accordance with the terms of the Indenture.

On the Closing Date, in connection with the consummation of the Merger, the Company caused to be repaid in full all amounts outstanding and terminated all commitments under its (a) Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), dated as of July 21, 2015, by and among the Issuer, Univar Netherlands Holdings B.V., Univar Solutions, Bank of America, N.A. and the other parties party thereto; and (b) Second Amended and Restated ABL Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “ABL Credit Agreement”), dated as of October 27, 2022, by and among Univar Solutions, Univar Solutions Canada Ltd., Univar Netherlands Holding B.V., Bank of America, N.A. and the other parties party thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description contained in the Introductory Note above is incorporated by reference into this Item 2.01.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Univar Solutions’ Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2023 and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The descriptions contained in the Introductory Note, Item 2.01, Item 3.03, Item 5.01 and Item 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, on the Closing Date, Univar Solutions notified the New York Stock Exchange (the “NYSE”) of the closing of the Merger and requested that the NYSE (a) suspend trading of the Common Stock, (b) remove the Common Stock from listing on the NYSE prior to the open of trading on the Closing Date and (c) file with the SEC on Form 25 a notification of delisting and/or deregistering of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, Univar Solutions intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of the Common Stock under the Exchange Act and the suspension of Univar Solutions’ reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification of Rights of Security Holders.

The descriptions contained in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Common Stock immediately prior to such time (other than holders of certain shares, as described in the Introductory Note) ceased to have any rights as stockholders in Univar Solutions other than their right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01	Change in Control of Registrant.

The descriptions contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of Univar Solutions occurred. Pursuant to the Merger Agreement, at the Effective Time Merger Sub was merged with and into Univar Solutions, with Univar Solutions continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Christopher D. Pappas, David Jukes, Joan A. Braca, Mark J. Byrne, Daniel P. Doheny, Rhonda Germany, Varun Laroyia, Stephen D. Newlin, Kerry J. Preete and Robert L. Wood each resigned from and ceased to be members of the board of directors of Univar Solutions (the “Board”), and any committee thereof, effective as of the Effective Time.

At the Effective Time and in accordance with the Merger Agreement and Univar Solutions’ certificate of incorporation and bylaws, the following directors were appointed to the Board: Samuel Feinstein and Stanislav Shamayev.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Univar Solutions’ certificate of incorporation and bylaws were amended and restated in their entirety. The Amended and Restated Certificate of Incorporation and Bylaws of Univar Solutions are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On August 1, 2023, Univar Solutions issued a press release announcing the completion of the Merger. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, entered into by and among Windsor Parent, L.P., Windsor Merger Sub, Inc. and Univar Solutions Inc., dated as of March 13, 2023 (incorporated by reference to Exhibit 2.1 to Univar Solutions Inc.’s Current Report on Form 8-K, filed with the SEC on March 14, 2023).

3.1	Amended and Restated Certificate of Incorporation Univar Solutions Inc., dated as of August 1, 2023.

3.2	Bylaws of Univar Solutions Inc., dated as of August 1, 2023.

99.1	Univar Solutions Inc. Press Release, dated as of August 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Univar Solutions hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC; provided that Univar Solutions may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2023	Univar Solutions Inc.

	By:	/s/ Alexandra S. Colin
		Name:	Alexandra S. Colin
		Title:	Senior Vice President, General Counsel and Secretary

5